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                                                                   EXHIBIT 10.44

BOEING INFORMATION & SUPPORT SERVICES ENGINEERING/TECHNICAL CONTRACT LABOR TERMS AND CONDITIONS REV. 1 7/96 ARIS

1.   CONTRACT ACCEPTANCE

This Contract includes the provisions in the Purchase Order, these Engineering/Technical Contract Labor Terms and Conditions, and all of the specifications, technical descriptions, statements of work, drawings, designs, documents, and other requirements and provisions attached to, incorporated into or otherwise made a part of this Contract by Buyer. Buyer shall not be bound by and specifically objects to any term or condition whatsoever which is different from or in addition to the provisions of this Contract, whether or not such term or condition will materially alter this Contract. Any such term or condition shall be deemed void and of no effect whatsoever, whether contained in any order acknowledgment or acceptance. Seller commencement of performance, or acceptance of this Contract, in any manner shall conclusively evidence agreement to this Contract as written.

2.   DEFINITIONS

Whenever used in this Contract, the following terms, when capitalized, shall have the following meanings:

"Authorized Buyer Materiel Representative" means the representative of Boeing Information & Support Services Materiel Department identified in the Purchase Order (or their designee), who is authorized by Buyer to act on behalf of Buyer in business transactions with Seller.

"Buyer" means The Boeing Company. Any references in this Contract to "The Boeing Company," "Boeing Defense & Space Group" "Boeing Commercial Airplane Group," (or any acronym or similar division or unit designations), shall mean "Buyer."

"Personnel" means Seller's employees, subcontractors, or employees of subcontractors.

"Seller" means the entity identified in the Purchase Order who agrees to perform services.

"Work" means services performed or to be performed by Seller or its employees under any Purchase Order.

3. ORDER OF PRECEDENCE

In the event of any inconsistency within or relating to this Contract, the following order of precedence wilt apply:

a. The Purchase Order.

b. These Engineering/Technical Contract Labor Terms and Conditions.

4. SERVICES TO BE FURNISHED

Seller shall furnish to Buyer the services of Seller's employees approved in the order by Buyer. Such services shall be furnished at the place or places and during the period or periods specified in the order. Unless otherwise provided in the order, Seller's employees shall provide only those services that are within the scope of their assignment or as Buyer shall from time to time request.

5. COMPENSATION

As full compensation for the performance of this order, unless otherwise provided in the order, Buyer shall pay Seller at the rates set forth in the order for all services provided hereunder by Seller's employees plus, for any travel required and authorized by Buyer, any travel, per diem, or other costs or allowances specifically provided in Schedule A to the order. Said rates cover all profit and all wages and salaries, overhead and other costs and expenses of Seller incident to this order, except such costs and expenses as may be covered by an travel, per diem, or other costs or allowances specifically provided for in the order. Buyer's standard work week begins on Friday and ends on the following Thursday. Overtime or other premium rates, if any, will not be paid unless the performance of the overtime or other premium-pay work has the prior written approval of Buyer.

a. Overtime. Overtime shall be paid at the overtime labor rates for qualifying Seller's personnel. Overtime compensation shall be the sum of any given straight time billing rate plus one half of the direct labor rate. Overtime shall be determined as follows.

(1) Time in excess of eight (8) hours in any one day of a 8/40 week or time in excess of ten (10) hours in any one day of a 10/40 week or time in excess of normal work day hours in any one day of a 9/80 schedule.

(2) Time in excess of forty (40) hours in any one standard work week not paid under a.(1 ) above. Actual time worked during a holiday shall be counted towards the regular forty (40) hours.

(3) Time worked on a Holiday as defined in e. below.

b. Assignment Allowance. The assignment allowance rate shall be paid to eligible employees per the rates contained in Schedule A. Employee's are eligible for assignment allowance provided:

(1) The employees most recent place of work was outside one hundred (100) miles of Buyer's facility, determined by the Rand McNally Road Atlas and

(2) The employee certifies upon initial assignment that he/she has no personal residence within one hundred (100) miles of Buyer's facility, determined by the Rand McNally Road Atlas.

c. Relocation. Seller shall be paid the equivalent of air coach fare one (1) way from origin to Buyer, if qualified for assignment allowance under b. above. Value of fare must be pre-approved by Buyer Travel. Agencies will not be reimbursed if their employees travel prior to having a firm report date.

d. Emergency Leave or Leave Without Cause. Buyer shall not be billed the daily hourly rates or the assignment allowance rate for any Seller's personnel that are absent from Buyer's facility or otherwise not performing services due to illness, suspended operations, or any other reason.
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e. Holidays. Seller's employees shall observe only the holidays and holiday periods observed by Buyer's employees with whom Seller's employees work. Any work performed by Seller's employees on such a holiday or during any holiday period will be compensated by Buyer as provided in 5.a.(3) above.

f. Invoices and Payments. Payments shall be made per the terms stated in the order. All payments shall be subject to adjustments for amounts subsequently found upon audit or otherwise to have been improperly invoiced.

9. Inventor Motivation. In addition to the compensation under this Contract, Buyer may, in its sole and absolute discretion, make payments to Seller under certain conditions (e.g., upon the filing or issuance of certain patent applications or patents) which, in Buyer's sole judgment, reflect technological innovation that results from work performed under this Contract or any predecessor to it by Personnel. Whenever it determines such payments will be made, Buyer will notify Seller and the Personnel who, in Buyer's sole judgment, have demonstrated such technological innovation, and will show such payments as separate line items in its accounting of the payments made to Seller under this Contract. Seller will pass such payments on to the named Personnel promptly, and will make the named Personnel available, upon request, to participate in Buyer sponsored inventor recognition ceremonies.

6. TAXES

All taxes, including, but not limited to, federal, state and local income taxes; franchise taxes; federal state and local sales and use taxes (except sales or use taxes imposed on account of a transaction made under this Contract); gross receipts taxes; property taxes; value-added taxes and custom duty taxes, are deemed to be included in the price of the Services. If state or local sales or use tax is applicable to any of the Services, it will be so noted elsewhere in this Contract, and Seller shall bill the tax separately on its invoice.

7. DISCIPLINE OF PERSONNEL

Discipline of Seller's employees shall be Seller's responsibility. While on premises under Buyer's control, Seller's employees shall obey all applicable plant rules.

8. INSTALLATION (SITE) SECURITY

Seller, its employees and other agents, and employees and other agents of subcontractors, shall comply fully with physical, fire, or other published security regulations while on premises under Buyer's control.

9. INDEPENDENT CONTRACTOR AND LABOR REQUIREMENTS

a. Seller is providing services as an independent Contractor. Personnel assigned by Seller are not employees of Buyer, but are Seller's employees and subject to the rules, regulations and management of Seller. Seller's employees shall be paid exclusively by Seller and Seller shall be responsible for compliance with all requirements relating to its employees under local, state, and federal laws and regulations, including but not limited to laws and regulations governing minimum wage, social security, immigration and naturalization, unemployment insurance, income tax and workmen's compensation. All tax obligations associated with this agreement are the sole responsibility of Seller. In the event Buyer is assessed or notified of such taxes, Buyer shall notify Seller and Seller shall promptly pay the amount of such assessments to the proper authority. At the request of Buyer, Seller shall give reasonable evidence of compliance with all such legal requirements and obligations.

b. All work shall be performed at Buyer's facilities unless otherwise requested and authorized by Buyer.

c. Seller will only employ on Buyer's assignments persons who are qualified to perform the tasks specified buyer. Prior to the issuance of any Order, Seller will furnish to Buyer the name and job assignment of each person then available for work and a resume of his or her qualifications. Seller warrants that each resume submitted represents a complete and accurate employment history and that the individual is qualified for the designated assignment. Misrepresentation, gross omissions or falsifications will be cause for removal of Seller s employee and disallowance with (d) below. Such practices by Seller will be considered cause for contract termination.

Seller will also furnish other information about Seller's personnel as reasonably requested by Buyer. No personnel of Seller will be assigned to perform services for Buyer unless the person, and his or her qualifications, background, assignment, billing rate, report date, and availability, are acceptable to Buyer. Buyer is not required to state why any person is rejected or removed from an assignment.

d. Seller shall, upon the written request of Buyer, remove any of Seller's personnel from the assignment with Buyer and immediately furnish a qualified replacement. If such person is removed within the first ten (10) working days after reporting for work, Seller shall receive no compensation of any kind or amount for such person. No employee's billing rate shall be changed except by mutual agreement.

e. Seller shall advise Buyer of the security clearance held by each of Seller's personnel furnished under any Order.

f. Seller shall not remove, reassign, transfer or otherwise make available any of its employees assigned to provide services under this Order without the express prior written consent of Buyer, except resumes offered by Seller for consideration for assignment will automatically expire if Buyer does not request the person within 30 days of receipt of resume by Buyer.
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9. Neither Seller nor any of its employees shall disclose to any Buyer personnel the compensation paid Seller. Seller shall include this nondisclosure obligation in contracts or agreements with its employees and shall orally advise them of the obligation.

h. Consultants and/or subcontractors for these services shall not be used by Seller without the express prior written consent of Buyer shall not be unreasonably withheld.

10. COMPLIANCE WITH FEDERAL, STATE, AND LOCAL LAWS

Seller warrants that in the performance of this Order, it will comply with applicable federal, state and local laws and regulations, including but not limited to the applicable provisions of the Fair Labor Standards Act of 1938 as amended (29 U.S.C. Sec. 201-219) and Executive Order 11246, as amended, and any regulations issued pursuant thereto.

11. INTELLECTUAL PROPERTY

a. Work Product. All technical work product, including, but not limited to, ideas, information, data, documents, drawings, software, software documentation, designs, specifications, and processes produced by Seller's employees, subcontractors, or employees of subcontractors (Personnel), either alone or with others, in the course of or as a result of any work performed under this Contract will be the exclusive property of Buyer and be delivered to Buyer promptly upon request.

b. Inventions and Patents. All inventions conceived, developed, or first reduced to practice by Personnel, either alone or with others, in the course of or as a result of any work performed by Personnel under this Contract, and any patents based on any such inventions (both domestic and foreign), will be the exclusive property of Buyer. Seller and Personnel will (1) promptly disclose all such inventions to Buyer in written detail and (2) execute all papers, cooperate with Buyer, and perform all acts necessary or appropriate in connection with the filing, prosecution, maintenance, or assignment of related patents or patent applications on behalf of Buyer.

c. Works of Authorship and Copyrights. All works of authorship (including, but not limited to, documents, drawings, software, software documentation, photographs, video tapes, sound recordings and images) authored or otherwise created by Personnel, either alone or with others, under this Contract, together with all copyrights subsisting therein, will be the sole property of Buyer. To the extent permitted under United States copyright law, all such works will be works made for hire, with the copyrights therein vesting in Buyer. In all other cases, the copyrights in such works, including all of the exclusive rights therein, will be promptly transferred and formally assigned by Seller and/or Personnel free of charge to Buyer. In order to facilitate the formal assignment of such copyrights to Buyer, Seller agrees to execute the Assignment and Power of Attorney included as Attachment A to this Contract and to require each and every one of the Personnel to execute an Acknowledgment, Assignment, and Power of Attorney in accordance with Attachment B. Seller further agrees to deliver to Buyer all executed originals of the documents executed by Personnel in accordance with this section. Attachments A and B are incorporated into this Contract by reference.

d. Pre-Existing Inventions and Works of Authorship. Seller and Personnel hereby grant to Buyer, and to Buyer's subcontractors, suppliers, and customers in connection with Buyer's products or work being performed for Buyer, an irrevocable, non-exclusive, paid-up, worldwide license under any patents or copyrights (whether domestic or foreign) owned or controlled by Personnel at any time and existing prior to or during the term of this Contract, but only to the extent that such patents or copyrights would otherwise interfere with Buyer's or Buyer's subcontractors', suppliers', or customers' use or enjoyment of the work product, inventions, or works of authorship belonging to Buyer under this Contract.

e. Treatment of Proprietary Information and Materials. All proprietary, confidential, and/or trade secret information or data (including all materials containing or embodying such information or data) belonging to Buyer, or entrusted to Buyer by others, an becoming known to Personnel in connection with this Contract (hereinafter "Proprietary Information") will remain the exclusive property of Buyer; and Personnel will, for the term of this Contract and thereafter, preserve in confidence, not disclose to others without the prior written permission of Buyer, and not use (except in the performance of work for Buyer covered by this Contract) any and all Proprietary Information. At Buyer's request at any time and, in any event, upon the conclusion of all work under the applicable Purchase Order or Purchase Orders, the Personnel involved will deliver to Buyer all tangible embodiments of Proprietary Information.

f. Information and Materials Used or Provided by Personnel. Personnel will, in the performance of services covered by this Contract, refrain from the unlawful or unauthorized use or disclosure to Buyer of any trade secrets and/or confidential information. In addition, Personnel will ensure that, as to all information disclosed or otherwise provided to Buyer in connection with this Contract, Buyer may make unlimited use of and freely disclose such information without incurring any obligation or liability to Personnel or to any other person or entity.

9. Compliance by Personnel. Seller will require all Personnel to comply with the requirements of this clause (Intellectual Property). All acts and obligations assumed by personnel, as contemplated by this clause, are part of the services performed by Seller under this Contract. Seller will furnish a copy of this clause to all Personnel, and
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give each of them a reasonable opportunity to read and understand it, before they are required to execute the Acknowledgment, Assignment, and Power of Attorney in accordance with Attachment B.

12. SOLICITATION

a. Seller's employees will be allowed to discuss potential employment with The Boeing Company. Should these discussions lead to an offer of employment, the candidate may accept after nine (9) months of assignment to Buyer. Buyer will pay no fees to Seller.

b. Seller agrees that it will not utilize its personnel assigned under any Order to actively solicit for hire any of Buyer's personnel at any time.

c. Seller agrees that it will not actively solicit for hire the employees of Buyer for a period of six months after completion of this Order, unless prior written approval is obtained from Buyer.

13. ASSIGNMENT

This Order shall inure to the benefit of and shall be binding upon the respective successors and assigns of the parties hereto. The rights, including Seller's right to receive money, and obligations of the parties may not be voluntarily assigned or delegated by either party without the express prior written consent of the other party.

14. GOVERNMENT REQUIREMENTS

Within Seller's invoice or other form satisfactory to Buyer, Seller shall certify that goods and services covered by this contract were produced in compliance with Sections 6, 7, and 12, Fair Labor Standards Act, as amended and the regulations of the U.S. Department of Labor issued thereunder. The equal opportunity clause set forth in FAR 52.222-26 is incorporated herein by reference, except "Contractor" means Seller. The Affirmative Action for Special Disabled and Vietnam Era Veterans clause as set forth in FAR 52.222-35 is incorporated herein by reference only if contract exceeds $10,000. The Affirmative Action for Handicapped Workers clause as set forth in FAR 52.222-36 is incorporated herein by reference only if contract exceeds $2,500.

15. SUBCONTRACTING

Seller shall not subcontract any of the personnel assigned to provide services under this Order without the express prior written consent of Buyer shall not be unreasonably withheld.

16. TERMINATION

Performance of services under this Order may be terminated in whole or in part at any time by Buyer by giving Seller written notice of such termination, specifying the extent and effective date thereof. After receipt of any such notice, Seller shall stop work hereunder to the extent it relates to the services terminated and, to the extent requested by Buyer, deliver to Buyer all completed or partially completed data, writings, recordings, pictures, drawings, and other information and items produced or obtained in the performance of services under this Order. In the event of any termination pursuant to this clause, Seller shall be paid as provided in this Order for all services performed hereunder and any travel, per diem, or other costs or allowances due hereunder. Seller shall have no claim against Buyer for services not performed, anticipatory profits lost, or consequential damages directly or indirectly caused by any such termination. Except as provided in this clause, any such termination shall not alter or affect the rights or obligations of the parties under this Order.

17. AMENDMENTS OF AGREEMENT

This order may not be modified or amended except by an instrument in writing executed with or subsequent to the execution of this order and signed by authorized representatives of Buyer and Seller.

18. NOTICES

Any notice or communication pertaining to this order shall be deemed to have been duly given by a party hereto if served upon or sent to the other by registered mail or by telegraph. All notices or communications to Buyer from Seller pertaining to this order shall be addressed as follows:

The Boeing Company Attn: Mark Van Osten, M/S 3U-AA P.O. Box 3707 Seattle, WA 98124-2207

19. WORK INTERRUPTIONS

Notwithstanding any other provision of this Order, Buyer shall not compensate Seller in any sum or manner whatsoever, including travel, per diem or other costs or allowances, for any day Seller's personnel do not perform their services, including but not limited to nonperformance resulting from any strike, picket line or other labor disturbance.

20. DELAYS

Seller shall be excused from and shall not be liable for any delay in its performance of the Order, and shall not be deemed to be in default for any failure of performance thereunder, due to causes beyond its control and not occasioned by its negligence or fault.

21. RESPONSIBILITY FOR CLAIMS

a. Indemnification by Seller. Seller shall indemnify, defend, and hold harmless Buyer, its subsidiaries, and their respective agents, officers, directors, employees and assigns (hereinafter "Indemnitees") from and against all losses, claims, penalties, fines, liabilities, judgments and expenses, including expenses related to establishing the right to indemnification, of any kind and nature whatsoever (hereinafter "Claims"), including without limitation personal injury or bodily injury to or death of any person (including without limitation employees of Seller), or loss of or damage to any property, arising out of or related to Seller's performance of this Agreement, whether or not such
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Claims arise out of the negligence of Buyer, Seller or any other party, and whether or not such Claims be false, fraudulent or groundless. Except for Claims brought by or on behalf of Seller or Seller's employees, the foregoing indemnity shall not apply to the extent such Claims arise out of the negligence of Buyer. Seller expressly waives any immunity under industrial insurance, whether arising from Title 51.04.010 et seq. of the Revised Code of Washington or any other statute of source, to the extent of the indemnity set forth in this paragraph. In the event that Seller is successful in proving that the foregoing indemnity is limited by ROW 4.24.1 15, Seller shall defend, indemnify and hold harmless the Indemnitees to the full extent allowed by RCW 4.24.1 15.

b. Indemnification. Performance of Seller or Subcontractor. Seller shall defend, indemnify, and hold harmless the Indemnitees from and against all actions and claims, including attorneys' fees and other costs of litigation related thereto, involving or in any way relates to establishing the right to indemnification, which right arises out of or in any way relates to Seller's failure to perform any of its obligations under the Contract or to any Subcontractor's failure to perform any of its obligations under the Contract or its subcontract.

c. Subcontractor Indemnification. If any Subcontractors or their employees will have a presence on Buyer's premises in connection with the performance of the Work, Seller shall require each Subcontractor to provide an indemnity enforceable by and for the benefit of the Indemnitees to the same extent require of Seller under paragraph 21 a, "Indemnification, Negligence of Seller or Subcontractor."

22. SELLER'S INSURANCE

a. Commercial General Liability. Throughout the period when work is performed and until final acceptance by Buyer, Seller shall carry and maintain, and ensure that all Subcontractors carry and maintain, Commercial General Liability insurance with available limits of not less than One Million Dollars ($1,000,000) per occurrence, for bodily injury and property damage combined. Such insurance shall be in a form and with insurers acceptable to Buyer and shall contain coverage for all premises and operations, broad form property damage, and contractual liability (including, without limitation, that specifically assumed under paragraph 21.a herein). Seller shall cause the indemnitees to be named as an additional insured, but only to the extent of the indemnity set forth in section 21.a. Such insurance shall not be maintained on a per project basis unless the respective Seller or Subcontractor does not maintain blanket coverage.

b. Automobile Liability. If licensed vehicles will be used in connection with the performance of the Work, Seller shall carry and maintain, and ensure that any Subcontractor who uses a licensed vehicle in connection with the performance of the Work carries and maintains, throughout the period when Work is performed and until final acceptance by Buyer, business Automobile Liability insurance covering all vehicles, whether owned, hired, rented, borrowed, or otherwise, with available limits of liability of not less than One Million Dollars ($1,000,000) per occurrence combined single limit for bodily injury and property damage.

c. Workers' Compensation. Seller shall carry and maintain, and ensure that all Subcontractors carry and maintain, insurance in accordance with the applicable laws relating to Workers' Compensation covering all of their respective employees working on or about Boeing premises. If Buyer is required by any applicable law to pay any Workers' Compensation premiums with respect to employee of Seller or any Subcontractor, Seller shall reimburse Buyer for such payment.

d. Certificates of Insurance. Prior to the commencement of the Work, Seller shall provide for Buyer's review and approval Certificates of Insurance reflecting full compliance with the requirements set forth in Paragraphs 22.a, Commercial General Liability; 22.b, Automobile Liability; and 22.c, Workers' Compensation, as applicable. Such certificates shall be kept current and in compliance throughout the period when work is being performed and until final acceptance by Buyer, and shall provide for thirty (30) days advance written notice to Buyer in the event of cancellation. Failure of Seller or any Subcontractor thereof to furnish Certificates of Insurance, or to procure and maintain the insurance required herein, or failure of Buyer to request such certificates, endorsements, or other proof of coverage shall not constitute a waiver of the respective Seller's or Subcontractor's obligations hereunder.

e. Self-Assumption. Any self-insured retention, deductibles, and exclusions in coverage in the policies required under Article 22, shall be assumed by, for the account of, and at the sole risk of Seller or the Subcontractor which provides the insurance and to the extent applicable shall be paid by such Seller or Subcontractor. In no event shall the liability of Seller or any Subcontractor be limited to the extent of any of the minimum limits of insurance required under
Article 22.

23. GENERAL PROVISIONS

a. Severability. If any provision of this Contract shall be held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the remaining provisions shall remain in full force and effect.

b. Non-waiver. Any failure of Buyer to enforce any provision of this order shall not constitute waiver of such provision or prejudice the right of Buyer to enforce such provision at any subsequent time. No such provision shall be deemed waived unless the waiver is in writing and signed by authorized representatives of Buyer and Seller.

c. Publicity. Seller will not, and will ensure that Personnel will not, (a) make reference to this Contract (including any Purchase Order) or Seller's or Personnel's relationship with Buyer in connection with any form of promotion or public announcement or (b use, or cause of permit to be used, the Boeing name or any Buyer trademark or service mark in any form of promotion or publicity without Buyer's prior written approval. Buyer is, however, authorized to
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refer to this Contract and any relevant Purchase Order to the extent reasonably necessary to solicit and employ Personnel.

d. Survival. All indemnities, warranties and representations made under this Contract, and all accrued obligations under the clause entitled "Proprietary Information" will survive cancellation or termination of this Contract. Cancellation or termination of this Contract will not affect operation of those provisions of this Contract which, by their terms, survive or are required to survive in order to effectuate the intent of the parties, as reflected by this Contract.

e. Rights and Remedies. Except as limited under this Contract, the rights and remedies afforded to each party under this Contract are in addition to any other rights or remedies, at law or in equity, or otherwise.

f. Solicitation or Recruitment. Seller shall not in any way solicit or recruit personnel to meet the requirements of this Order until this Order has been signed by both parties.

9. Agent for Process. Seller shall appoint an agent for the service of legal process in the State of Washington. Such obligation shall continue beyond the termination or cancellation of this Order.

h. Approval and Payment. Seller understands and agrees that Boeing approval and payment of any of Seller's invoices against this Order is not to be construed as any type of acceptance of the prices/rates included thereon. Payment of Seller's invoices shall be subject to adjustment for any amount subsequently found to have been improperly invoiced.

i. Audit Rights. For the purposes of verifying sums and rates invoiced by Seller, Seller agrees to retain, until three years after final payment under this Order, all books, documents, papers, records, etc., pertaining to all transactions hereunder. Seller further agrees that, during this time, Buyer shall be granted access to and have the right to audit any and all such information during normal working hours. Buyer's standard audit procedure for any given Order will consist of the following:

(1) A random invoice sampling of at least five (5) percent;

(2) The determination of an error rate, if any; and,

(3) The calculation of any adjustment amount by applying the percentage error rate to the total current aggregate dollar expenditure figure for the entire time period in question, and then adding appropriate freight and tax considerations.

j. Accessory Equipment. Seller or Seller's personnel shall provide all equipment and items necessary to provide services under this Order.

k. Gratuities. Neither Seller nor its employees, agents or representatives shall offer or extend any gratuities, such as gifts, entertainment, or personal discounts, to any of Buyer's employees regardless of the purpose or intent of the offer. Any question on this policy may be referred to the Group Manager, Commodity Procurement Group, 155 Materiel, The Boeing Company, P.O. Box 3707, M/S 3U-AA, Seattle, WA 98124.

I. Vacations. Seller's personnel will request and schedule vacations in advance with the cognizant Boeing supervisor. All vacations must be approved by Boeing.

m. Purchase Order Value. The dollar allotment on the face of this order in the space designated "Unit Price" is for buyer's budget purpose only and represents no guarantee commitment for future purchase requirements. Any estimate or other representation of future purchase requirements provided to Seller by Buyer is not to be considered or relied upon as an indication of Buyer's actual purchase requirements.

n. Terminated for Cause. Contract labor personnel terminated for cause cannot reapply for contract labor or direct hire for a period of 18 months.

o. Badging. Time needed for Badging and Rebadging of Seller's personnel will not be compensated by Buyer.

p. Time Records. When Boeing's Standard Attendance and Labor Collection System (SALCO) or Employee Timekeeping System (ETS) is used, SALCO or ETS will be the only official record of the hours Seller's personnel worked at Boeing. Any differences between Boeing SALCO or ETS and hours submitted by Seller must be approved and corrected in SALCO or ETS before any additional payments will be made by Boeing.

24. CONFLICT OF INTEREST

A completed "Government Conflict of Interest Questionnaire" must be forwarded along with the Contract individual's resume when submitting candidates for consideration.

25. ETHICS

A copy of the Boeing Business Conduct Guidelines booklet will be distributed to all Seller personnel assigned to The Boeing Company.

26. PROCUREMENT INTEGRITY

Seller understands and agrees that it is acting solely on its own and for its benefit, and in no way as a representative or agent of Buyer, in recruiting individuals to perform services under this Contract. Moreover, Seller agrees to comply with the Procurement Integrity Provisions of the Office of Federal Procurement Policy Act of 1988 (The Act), 41 U.S.C. 423, and its implementing regulations, FAR 3.104 et seq. Seller shall reimburse Buyer, by contract price adjustment or otherwise, for any damages incurred by Buyer for any violation of The Act which is caused by Seller. Seller agrees to hold Buyer harmless from and indemnify Buyer for all costs, expenses, and
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offsets that Buyer may incur as a consequence of violations of The Act which are caused by Seller. The rights and obligations set forth in this clause shall survive completion of, final payment under, or termination of this Contract.

27. INFRINGEMENT

Seller shall defend Buyer and Customers against all claims and proceedings based upon actual or alleged infringement of any patent or copyrights by any Work or based upon actual or alleged misappropriation or wrongful use of any proprietary or confidential information involving any Work, and Seller shall hold them harmless from any resulting losses, liabilities, damages, costs and expenses. Seller shall be notified of such claims or proceedings with reasonable promptness. Seller's obligations under this clause shall not apply to the extent any Work are manufactured pursuant to detailed designs furnished by Buyer or to any infringement arising from the use or sale of Work in combination with items not furnished by Seller if such infringement would not have occurred from the use or sale of such Work solely for the purpose for which they were designed or delivered to Buyer. Seller's obligation under this clause shall extend to the U.S. Government only if and to the extent Buyer is obligated or liable to the U.S. Government.

28 GOVERNING LAW

This Contract shall be construed under and governed by the laws of the State of Washington, without regard to conflict of law provisions. The prevailing party in any litigation arising out of this Contract shall be entitled to recover its reasonable attorneys' fees and costs from the losing party.

29 COMPLETE AGREEMENT

This Contract contains the complete and exclusive statement of the terms of the Contract between Buyer and Seller with respect to the Work, and supersedes and merges any prior or contemporaneous agreements, commitments, proposals, representations or communications, oral or written, with respect to the Work.

ATTACHMENT A ASSIGNMENT AND POWER OF ATTORNEY

WHEREAS, the Boeing Company ("Boeing") has engaged (Company) to act through certain of its employees, subcontractors, and/or employees of subcontractors (Personnel) in the performance of services for Boeing, and such services may involve the creation of certain works of authorship (Works).

THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company hereby sells, assigns and transfers to Boeing, and to Boeing's lawful successors and assigns, its entire right, title and interest in and to the Works, together with the right to register the copyrights (Copyrights) therein, the Works and the Copyrights to be held and enjoyed by Boeing as the assignee for the use and benefit of itself and its successors and assigns as fully and entirely as the same would have been held and enjoyed by the Company had this assignment not been made.

FURTHER, Company grants to Boeing an irrevocable special power of attorney for the limited purpose of perfecting the formal assignment of the Copyrights through the execution and recording of such instruments as are reasonably necessary for that purpose, including but not limited to recordable assignment documents, copyright registration applications, UCC security interest recordings, and the like.

Executed at SEATTLE, WA this 5/TH/ day of AUGUST 1 996

CORPORATE SEAL


/s/ Kendall Kunz VP
(Company)

STATE OF WASHINGTON )
     ) Ss.
COUNTY OF KING )

On this day personally appeared before me Kendall W. Kunz, to me known to be the individual described in and who executed the within and foregoing instrument and who acknowledged that he/she is authorized to execute the foregoing instrument on behalf of ARIS Corporation and affix its corporate seal thereto, and who further acknowledged that he/she executed the foregoing instrument as his/her free and voluntary act and deed, for the uses and purposes therein mentioned.

GIVEN under my hand and official seal this 15th day of August 1996
      Norbert W. Sugayan Jr.
      Notary Public in and for the
      State of Washington
      residing at 351 SW Forest Dr., Issaquah, WA 98027
My commission expires February 1, 1999

[Notary Public Seal for above Notary Public]


ATTACHMENT B
ACKNOWLEDGEMENT, ASSIGNMENT, AND POWER OF ATTORNEY

Acknowledgement. The undersigned person (Personnel) acknowledges and agrees that
(a) he/she is an employee (or a subcontractor or an employee of a subcontractor of _________________ (Company) and has been assigned to perform services under an agreement (Agreement) between Company and The Boeing Company (Boeing), (b) Company requires him/her to comply with the requirements of the clause entitled "INTELLECTUAL PROPERTY" from the Agreement, (c) he/she has reviewed, understands, and agrees to perform all of the obligations described in this clause as an employee of Company, (d) his/her assignment to perform services may involve the creation of certain works of authorship (Works), and (e) any copyrights subsisting in the Works are to be assigned to Boeing.

Assignment. For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Personnel hereby sells, assigns and transfers to Boeing and its lawful successors and assigns, he's/her entire right, title and interest in and to the Works, together with all copyrights in the Works and all of the exclusive rights under said copyrights, and the held and enjoyed by Boeing as the assignee for the use and benefit of itself and its successors and assigns as fully and entirely as the same would have been held and enjoyed by Personnel had this assignment not been made.

Power of Attorney. Boeing is hereby granted an irrevocable special power of attorney for the limited purpose of perfecting this assignment by executing such instruments as are reasonably necessary therefor, including by not limited to, recordable assignment documents, copyright registration applications, UCC security interest recordings and the like.

Executed at Seattle, WA this 15th day of August 1996

CORPORATE SEAL

Brad Marshall
(Contractor)

STATE OF WASHINGTON )
) ss.
COUNTY OF KING )

On this day personally appeared before me Brad Marshall, to me known to be the individual described in and who executed the within and foregoing instrument and acknowledged that he/she executed the foregoing instrument as his/her free and voluntary act and deed, for the uses and purposes therein mentioned.

GIVEN under my hand and official seal this 15th day of August 1996
      Norbert W. Sugayan Jr.
      Notary Public in and for the
      State of Washington
      residing at 351 SW Forest Dr., Issaquah, WA 98027
My commission expires February 1, 1999

[Notary Public Seal for above Notary Public]